UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2025

Advantage Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38990	83-4629508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Forsyth Boulevard, Suite 1025
Clayton, Missouri		63105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (314) 655-9333

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	NASDAQ Global Select Market
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ADVWW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dean General as Chief Operating Officer, Branded Services

On March 5, 2025, the Board of Directors (the “Board”) of Advantage Solutions Inc. (the “Company”) approved the appointment of Dean General to succeed Jack Pestello as the Company’s Chief Operating Officer, Branded Services, effective March 24, 2025.

Mr. General served as the General Manager Retailer Brands and Senior Vice President Commercial Development for Henkel Consumer Brands from June 2021 through March2025. Mr. General served as the Chief Commercial Officer & Senior Vice President of Treehouse Foods, Inc. from February 2019 to January 2021. Prior to that he served in a number of senior leadership positions with Newell Brands, Inc., Kraft Heinz, Inc. and Kraft Foods. Mr. General received his BS from Rider University, and holds an Executive Scholar credential from Northwestern University, Kellogg School of Management.

There are no arrangements or understandings between Mr. General and any other persons pursuant to which he was appointed as an officer, and there are no family relationships between him and any director or executive officer of the Company. Mr. General has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

General Employment Agreement

In connection with the appointment of Mr. General as the Company’s Chief Operating Officer, Branded Services, the Company and Mr. General entered into an employment offer letter agreement (the “General Agreement”), pursuant to which Mr. General will commence employment on or about March 24, 2025 (unless otherwise mutually agreed between Mr. General and the Company) and will receive an annual base salary of $600,000 and a cash signing bonus of $500,000. The signing bonus is payable in equal installments on each of April 11, 2025 and July 15, 2025, and is subject to repayment or forfeiture on an after-tax basis in the event Mr. General resigns without good reason or is terminated for cause (as such terms are defined in the General Agreement) prior to the first anniversary of his commencement of employment. Mr. General will also be eligible to receive a target bonus of 80% of his base salary, with a guaranteed bonus with respect to 2025 of no less than his target bonus or the bonus amount he would receive based on actual performance (whichever is greater), prorated based on the number of days he is employed in 2025. In addition, commencing in 2026, Mr. General is eligible to receive an annual equity award under the Company’s 2020 Incentive Award Plan with an aggregate value of $1,000,000.

In connection with his commencement of employment, Mr. General will receive initial equity awards with an aggregate value of $750,000, which will be granted as follows: 30% in the form of restricted stock units, 30% in the form of performance stock units, and 40% in the form of stock options, with each subject to the Company’s standard vesting terms.

If the Company terminates Mr. General’s employment without cause or if Mr. General resigns for good reason, the Company will, subject to his execution and non-revocation of a general release and continued compliance with any restrictive covenants, provide him with the following severance benefits: (i) continued payment of his base salary for 12 months following the date of termination, (ii) 12 months of continued health insurance coverage at active employee rates, (iii) pro-rated vesting of outstanding time-based equity awards scheduled to vest on the next applicable vesting date based on the number of days worked during the then-current vesting period (provided, however, that any equity awards that vest in whole or in part based on performance shall be governed by the applicable award agreements), and (iv) vesting of two-thirds of his initial equity grant if the termination occurs prior to the second anniversary of his commencement date. The foregoing description of the General Agreement is qualified in its entirety by reference to the full text of the General Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Resignation of Jack Pestello as Chief Operating Officer, Branded Services

On March 5, 2025, Jack Pestello informed the Company that he intends to resign as the Company’s Chief Operating Officer, Branded Services, effective on the Role Conversion Date (as defined below).

Pestello Separation Agreement

In connection with Mr. Pestello’s resignation as the Company’s Chief Operating Officer, Branded Services, the Company and Mr. Pestello entered into a Separation Agreement and General Release (the “Separation Agreement”), pursuant to which Mr. Pestello’s employment will terminate effective as of May 1, 2025 (the “Termination Date”). Mr. Pestello will continue to serve as the Company’s Chief Operating Officer – Branded Services until Mr. General’s commencement of employment (the “Role Conversion Date”). Following the Role Conversion Date, Mr. Pestello will remain employed in a non-executive capacity through the Termination Date.

Pursuant to the Separation Agreement, Mr. Pestello is eligible to receive the following severance benefits: (i) cash severance equal to $780,000, of which $600,000 is payable over the 12-month period following the Termination Date, $75,000 is payable in a lump sum on May 15, 2025, and $105,000 is payable in a lump sum on June 1, 2026, (ii) 12 months of continued health insurance coverage at active employee rates, and (iii) continued vesting his outstanding equity awards through the Termination Date, as well as vesting a portion of the equity awards scheduled to vest in June 2025. Mr. Pestello’s receipt of his severance benefits is subject to and conditioned upon his non-revocation of the Separation Agreement, including a release, and his continued compliance with any restrictive covenants.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On March 7, 2025, the Company issued a press release regarding the executive transition matters described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K, including any information furnished in connection therewith, that may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected terms of severance arrangements, the commencement of employment by certain officers, and the future performance of the Company’s business. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. These forward-looking statements generally are identified by the words “may,” “should,” “expect,” “intend,” “will,” “would,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

Detailed risk factors affecting the Company are set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 7, 2025 and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1#	Separation Agreement and General Release, effective as of March 6, 2025, by and between Advantage Solutions Inc. and Jack Pestello.

10.2	Employment offer letter agreement, dated February 26, 2025, by and between Advantage Solutions Inc. and Dean General.

99.1	Press Release issued by Advantage Solutions Inc., dated March 7, 2025 naming Dean General as new Chief Operating Officer, Branded Services.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	March 7, 2025		ADVANTAGE SOLUTIONS INC.

		By:	/s/ Christopher Growe
Christopher Growe Chief Financial Officer